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                                  EXHIBIT 99.1






                                              VORNADO REALTY TRUST
                                                  Park 80 West, Plaza II
                                                  Saddle Brook, New Jersey 07663



FOR IMMEDIATE RELEASE - JUNE 30, 1997

      SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO) today announced a transaction in which it is acquiring for approximately $26 million four properties previously owned by affiliates of the Riese Organization. These properties are located in midtown Manhattan.

      Vornado is also making a $41 million mortgage loan to Riese Affiliates cross collateralized by ten other Manhattan properties. This five year increasing rate loan bears an initial interest rate of 9.75%.

      Vornado Realty Trust is a fully integrated equity real estate investment trust.

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